EXHIBIT 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Aparup Sengupta, certify that:

1.       I have reviewed this annual report on Form 10-K of StarTek, Inc.;

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 5, 2020	/s/ APARUP SENGUPTA
Aparup Sengupta
President and Chief Executive Officer